UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2010

Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Aflac Incorporated is providing its press release dated August 10, 2010, announcing that its board of directors approved a 7.1% increase in the quarterly cash dividend, effective with the fourth quarter 2010 payment. The fourth quarter dividend of $.30 per share is payable on December 1, 2010, to shareholders of record at the close of business on November 17, 2010.

Aflac also announced its intent to resume share repurchase activities. Since first initiating a share repurchase program in 1994, the Company has purchased 232.1 million shares. Aflac suspended its share repurchase program in the fourth quarter of 2008, following the onset of the financial crisis. At the end of June 2010, the Company had 32.4 million shares available for repurchase under authorizations from the board of directors.

In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in this report (Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be set forth by specific reference in such filing.

A copy of the press release issued by Aflac Incorporated is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 -	Press release of Aflac Incorporated dated August 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

August 11, 2010	/s/ Ralph A. Rogers, Jr.
(Ralph A. Rogers, Jr.)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBIT INDEX:

99.1 -	Press release of Aflac Incorporated dated August 10, 2010